                                                                   EXHIBIT 10.21

                         CLICKSOFTWARE TECHNOLOGIES LTD.

                           APPENDIX A - UNITED KINGDOM

               TO THE AMENDED AND RESTATED 2000 SHARE OPTION PLAN


1.      GENERAL

        1.1. This UK Unapproved Appendix ("the Appendix") shall apply only to UK Optionees. The provisions specified hereunder shall form an integral part of the Amended and Restated 2000 Share Option Plan ("the Plan"), which applies to the issuance of Options to purchase Shares of ClickSoftware Technologies Ltd. ("the Company"). According to the Plan, Options to purchase the Shares of the Company shall be issued to employees, directors, consultants, advisors and service providers of the Company and its Subsidiaries.

        1.2. This Appendix applies only in respect of Options granted to UK Optionees that are not Approved Options for UK tax purposes. These Sections are to be read as a continuation of the Plan and only modify Options granted under this Appendix to UK Optionees. For the avoidance of doubt, these Sections do not add to or modify the Plan in respect of any other category of Optionees. Any Options granted under the provisions of this Appendix shall be Unapproved Options.

        1.3. The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail in respect solely of Unapproved Options granted to UK Optionees.

        1.4. The Board has adopted the Appendix in accordance with Section 15 of the Plan.

2.      DEFINITIONS

        Any term not specifically defined below shall be construed according to the interpretation given to it in the Plan:



          "Approved Options"       Means options granted under a scheme, other
                                   than a savings-related share option scheme, which is drawn up in accordance with

                                   Schedule 4 of the Act, and which has received formal approval from the UK Inland Revenue;

          "Group Company"          Means the Company or one of its Subsidiaries
                                   as defined in the Plan;


          "PAYE Liability"         means the amount (if any) of:

                                   (a) income tax payable by deduction under
                                   Part 11 of the Act; (b) primary Class 1
                                   National Insurance contributions ("NIC");

                                   or any other similar taxes or duties,

                                   which the Company (or the UK Optionee's
                                   employing company) would be required to
                                   account for to the Inland Revenue or other taxation authority if a UK Optionee exercised an Option;

          "Secondary National      Means all or such part (as may from time to
          Insurance                time be agreed in writing between the
          Contributions"           Company and the UK Optionee) of any secondary
                                   Class 1 NIC payable in respect of any gain which is treated as remuneration derived from the UK Optionee's employment for NIC purposes by virtue of Section 4(4)(a) of the Social
                                   Security and Contributions Benefits Act 1992;

          "The Act"                Means the Income Tax (Earnings and Pensions)
                                   Act 2003;

          "UK Optionee"            Means a UK Resident employee who receives an
                                   Unapproved Option under this Appendix;

          "Unapproved Options"     Means an Option granted under this Appendix;

          "Unapproved Option       Means the share option agreement between the
          Agreement"               Company and a UK Optionee that evidences and
                                   sets out the terms and conditions of an
                                   Unapproved Option.

3.      ISSUANCE OF OPTIONS

        The Company shall grant Unapproved Options, as shall be determined by the sole discretion of the Board.

4.      THE OPTIONS

        The terms and conditions upon which the Unapproved Options shall be issued and exercised, including the vesting dates and exercise price, shall be as specified in the Unapproved Option Agreement to be executed pursuant to the Plan and to this Appendix.

5.      EXERCISE OF OPTIONS

        5.1 Unapproved Options shall be exercised by the UK Optionee by giving a written or electronic notice of exercise to the Company, in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice and the exercise price by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Unapproved Option is being exercised.

        5.2 In the event that any PAYE Liability becomes due on the exercise of an Option, the Option may not be exercised unless:

        5.2.1 the Company (or the UK Optionee's employing company) is able to deduct an amount equal to the whole of the PAYE Liability from the UK Optionee's net pay for the next pay period; or

        5.2.2 the UK Optionee has paid to the Company (or the UK Optionee's employing company)an amount equal to the PAYE Liability; or

        5.2.3 the sum of the amount that the UK Optionee has paid to the Company (or the UK Optionee's employing company) in respect of the Company's (or the UK Optionee's employing company's) obligation to satisfy the PAYE Liability and the total amount that the Company (or the UK Optionee's employing company) is able to deduct from the UK Optionee's net pay for the next pay period is equal to or more than the PAYE Liability; or

        5.2.4 the UK Optionee has given irrevocable instructions to the Company's brokers (or any other person acceptable to the Company) for the sale of sufficient shares acquired on the exercise of the Option to realise an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company (or the UK Optionee's employing company); or

        5.2.5   the Board determines otherwise.

5.3 The UK Optionee authorizes the Company or any Subsidiary of the Company as the case may be to make or procure any further adjustments through payroll to ensure that the correct amount is accounted for to the employing company in respect of any PAYE liability arising as a result of the exercise of the Unapproved Option.

6.      TERMS AND CONDITIONS OF THE OPTIONS

        The Company may grant an Unapproved Option subject to the condition that the UK Optionee shall meet the Company's (or the UK Optionee's employing company's) Secondary National Insurance Contributions due on the exercise, cancellation or release of the Option. The UK Optionee may be required, if requested by the Company at any time before the exercise, cancellation or release of the Option, to enter into an election to transfer liability for such National Insurance Contributions in a form approved by the UK Inland Revenue and acceptable to the Company and to enter into such arrangements as may be approved by the UK Inland Revenue in relation to the election in order to secure that the transfer of the liability be met.

7.      NO RIGHTS TO EMPLOYMENT

        Notwithstanding any other provision of the Plan:

        7.1 this Appendix shall not form part of any contract of employment between the Company or any of its Subsidiaries and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with the Company or any of its Subsidiaries shall not be affected by his participation in the Plan and this Appendix or any right which he may have to participate in it and the Plan and this Appendix shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever, including if such termination of employment was lawful or unlawful;

        7.2 no UK Optionee shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or its subsidiaries for any reason whatsoever, including if such termination of employment was lawful or unlawful; and

        7.3 the Plan and this Appendix shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company or any of its Subsidiaries directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any of its Subsidiaries.

8.      ASSIGNABILITY AND SALE OF OPTIONS

        Notwithstanding any other provision of the Plan and in addition to
        Section 11 of the Plan, no Unapproved Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, other than by will or by laws of descent and distribution, and during the lifetime of the UK Optionee, each and all of such UK Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

        Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

9.      TAX CONSEQUENCES

        Any tax consequences and/or liability arising as a result of an election made pursuant to section 6 above and/or arising from the grant or exercise of any Unapproved Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries or the Optionee), hereunder, shall be borne solely by the UK Optionee. The Company and/or its Subsidiaries, shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the UK Optionee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the UK Optionee.

        The Company shall not be required to release any Share certificate to a UK Optionee until all required payments have been fully made.


                                      * * *